Exhibit 10.1

AMENDMENT TO THE

CHECKPOINT THERAPEUTICS, INC.

AMENDED AND RESTATED 2015 INCENTIVE PLAN

This Amendment to the Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan (the “Plan”), is hereby adopted, effective as of the date indicated below.

WITNESETH:

WHEREAS, Checkpoint Therapeutics, Inc. (the “Corporation”) maintains the Plan, and the Plan is currently in effect; and

WHEREAS, Section 16.1 of the Plan authorizes the Board or the Committee (as defined in the Plan) to amend the Plan, subject to certain limitations, including stockholder approval for certain amendments; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Corporation approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of December 6, 2022:

1. Section 5.1. of the Plan is hereby amended by increasing the share references in such section from 900,000 to 3,000,000, so that such section reads in its entirety as follows:

“5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 3,000,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 3,000,000.”

2. Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Amendment to the Checkpoint Therapeutics, Inc. Amended and Restated 2015 Incentive Plan, as adopted by the Board on November 3, 2022, and approved by the Corporation’s stockholders on November 3, 2022.

CHECKPOINT THERAPEUTICS, INC.

By:	/s/ James F. Oliviero
James F. Oliviero, President and CEO